Exhibit 99.2

Contact:	Caroline Japic
Polycom, Inc.
+1.650.619.4162
caroline.japic@polycom.com

Polycom Groundbreaking Announcements Transform the Visual and

Unified Communications Industry

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To Acquire HP’s Visual Collaboration Business Including Halo, Becomes an Exclusive Partner to HP for Telepresence and Certain Video UC Solutions, and Will Integrate Polycom’s Video Applications in HP’s WebOS Platform

•	Establishes First and Only Open Video Exchange Cloud With World’s Leading Service Providers

•	Expands Strategic Relationships with Microsoft

•	Announces 2-for-1 Stock Split

PLEASANTON, Calif. – June 1, 2011 – Polycom, Inc. (Nasdaq: PLCM), a global leader in unified communications (UC), today made several significant announcements with its Polycom Open Collaboration Network™ partners that will dramatically change the visual communications and UC industry, accelerate adoption of UC, and deliver on Polycom’s UC Everywhere™ vision.

Polycom to Acquire HP’s Visual Collaboration Business, Including Halo Products and Managed Services

Polycom announced today it is acquiring HP’s Visual Collaboration business, including the Halo Products and Managed Services business. The companies also signed a strategic agreement that makes Polycom an exclusive partner to HP for telepresence and certain video UC solutions, including both resale and internal HP deployments, and integrates Polycom’s video applications on HP’s WebOS TouchPad product line. Shane Robison, executive vice president and chief strategy and technology officer for HP, will join Polycom CEO Andy Miller on today’s webcast to discuss the strategic alliance.

Industry First - Open Visual Communications Consortium to Drive B2B and B2C Video Communication

Polycom also announced the revolutionary Open Visual Communications Consortium™ (OVCC™), a breakthrough open video exchange cloud with the world’s leading service providers that will enable visual communications beyond corporate firewalls and proprietary video platforms. OVCC will enable global businesses to connect everywhere and will make it easy for millions to communicate via video similar to the simplicity of how mobile phones connect today.

In an unprecedented industry development, 14 top service providers around the globe have joined forces in OVCC to deliver B2B communication through the cloud. Founding members of OVCC include: Airtel, AT&T, BCS Global, BT Conferencing, Cable&Wireless Worldwide, Global Crossing, Glowpoint, iFormata Communications, Masergy, Orange Business Services, PCCW Global, Telefonica, Telstra, and Verizon. OVCC members will connect millions of users worldwide through agreements with hundreds of interconnected service providers across six continents. Polycom provides key components of this first global open video exchange cloud with the Polycom UC Intelligent Core™ infrastructure and Polycom’s broad market-leading portfolio of world-class UC devices.

Polycom and Microsoft Expand Strategic Partnership and Extend Joint Development Agreements

Polycom’s Miller and Microsoft Corporate VP Gurdeep Singh Pall will announce the development of two new breakthroughs in enterprise UC. These new solutions will expand the Microsoft and Polycom joint development and go-to-market activities on multiple fronts.

As a strategic Microsoft UC solution partner, Polycom and Microsoft are already executing on six strategic agreements. Polycom has delivered native integration with Lync across Polycom’s UC Intelligent Core infrastructure, telepresence family, and voice endpoints. Polycom previously announced SVC, the underlying technology that enables Polycom and Microsoft to deliver the industry’s most powerful telepresence application to hundreds of millions of Microsoft desktops.

2 For 1 Stock Split

Polycom also announced today that its Board of Directors approved a two-for-one split of its common stock to be effected in the form of a stock dividend. The stock split will entitle each stockholder of record at the close of business on June 15, 2011, to receive one additional share for every one share owned as of that date. The additional shares resulting from the stock split are expected to be distributed by the company’s transfer agent on July 1, 2011. Upon completion of the stock split, Polycom will have approximately 176,000,000 shares of common stock outstanding.

“Today’s announcements are a powerful testament to Polycom’s momentum in the industry,” said Polycom’s Miller. “Polycom is leading the Unified Communications and Collaboration industry with innovative solutions that revolutionize the way people communicate, and these developments further enable the network effect that we are beginning to experience in video adoption. Through our deep partnerships with HP, Microsoft and other Polycom Open Collaboration Network Partners, we are confident that we have the right strategy in place to enable us to bring our UC Everywhere vision to life and drive broad UC adoption.”

Webcast Today

Polycom will host a live webcast today at 11 a.m. EDT/8 a.m. PDT to discuss these announcements. The webcast, “Innovation Driving UC Everywhere: From Mobile to the Cloud and Beyond,” can be accessed at www.polycom.com.

About Polycom

Polycom, Inc. is a global leader in unified communications solutions with industry-leading telepresence, video, voice and infrastructure solutions built on open standards. Polycom powers smarter conversations, transforming lives and businesses worldwide. Please visit www.polycom.com for more information or connect with Polycom on Twitter, Facebook, and LinkedIn.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including the impact today’s announcements will have on changing the visual communications and UC industry and accelerating UC adoption, the anticipated benefits of the acquisition of HP’s Visual Collaboration business and Polycom’s strategic partnership and product roadmap with HP, the anticipated benefits of OVCC, Polycom’s planned software solution for HP’s WebOS TouchPad product line, the future areas of development with Microsoft announced today, the anticipated benefits of Polycom’s 2:1 stock split, and Polycom’s ability to deliver on its UC Everywhere vision and to drive broad UC adoption. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the fact that Polycom’s new and expanded strategic relationships may not yield the intended results or may take longer than originally anticipated to achieve such results; the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with general economic conditions and external market factors; the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate HP’s Visual Collaboration business into our business; possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; any disruptive impact to Polycom that may result from the acquisition of HP’s Visual Collaboration Business Unit; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

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